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                                                                     Exhibit 3.2


                                                    EFFECTIVE SEPTEMBER 11, 2000

                                     BYLAWS

                                       OF

                     CENTURION WIRELESS TECHNOLOGIES, INC.

                                   Article 1

                                    OFFICES
                                    -------

     Section 1. REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, in the County of New Castle. The name of the corporation's registered agent at such address shall be Corporation Service Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

     Section 2. OTHER OFFICES. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

Article 2

                                  SHAREHOLDERS
                                  ------------

     Section 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the 2nd Tuesday in the month of July in each year, beginning with the year 2001, at the hour of 10:00 A.M., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Delaware, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

     Section 2. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribe by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all of the
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outstanding shares of the corporation entitled to vote at the meeting.

     Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Delaware, as the place for holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Delaware.

     Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears as the stock transfer books of the corporation, with postage thereon prepaid.

     Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of
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Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

     Section 9. Voting of Shares. Subject to the provisions of Section 11 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

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     Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Section 11. Cumulative Voting. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidate.

     Section 12. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE I

                               BOARD OF DIRECTORS

     Section 13. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

     Section 14. Number, Tenure and Qualifications. The number of directors which shall constitute the Board of Directors shall be seven (7) members, which number may be increased or decreased from time to time by resolution of the Board of Directors; provided, that such number shall be increased to such number of directors which are designated pursuant to the terms and conditions of the Stockholders Agreement entered into by the corporation and the stockholders of the corporation, (as in effect from time to time, the "Stockholders Agreement") for so long as (i) such agreement has been filed with the corporation and (ii) has not been terminated.

          1. The following persons shall be elected to the corporation's Board of Directors:

               1. three Persons designated by holders of a majority of the
                  Cornerstone Stockholder Shares, who shall initially be Mark Rossi,


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     Robert Getz and Tony Downer (each a "Cornerstone Designated Director");

2. two Persons designated by the holders of a majority of the Kuck Stockholder Shares, who shall initially be Gary Kuck and Susan J. Kuck (each a "Kuck Designated Director");

3. One Person jointly designated by holders of a majority of the Cornerstone Stockholder Shares and a majority of the Kuck Stockholder Shares, shall be elected to the corporation's Board of Directors within twelve months of the date hereof (such person, a "Jointly Designated Director");

4. one Person designated by holders of a majority of the Cornerstone Stockholder Shares who shall not be an employee of either the Company or Cornerstone, who shall initially be P. Jackson Bell (such person, an "Independent Director");

     2. During a Series C Default (as defined in the Company's Restated Articles of Incorporation), the holders of a majority of the Series C Convertible Preferred Stock shall be entitled to designate one Person on to the Board of Directors, as a director, which director shall hold a position to be created by increasing the number of directors by one during the continuation of a Series C Default.

     3. For as long as it is a Stockholder, the State of Wisconsin Investment Board ("Wisconsin") shall be permitted to nominate a person, whose nomination is approved by the entire Board of Directors, to act as a non-participating observer (the "Observer") who shall be entitled to notice of and attendance at all meetings of the Board of Directors and all committees of the Board of Directors and to be reimbursed for any reasonable out-of-pocket expenses incurred in attending such meetings, but who shall not vote on any matters at such meetings.

     4. If a Public Sale (as defined in the Stockholders Agreement) has not been consummated on or before the two year anniversary of the date hereof, for as long as it is a Stockholder, Wisconsin shall be entitled, in lieu of nominating an Observer, to designate one Person on to the Board of Directors as a director, which director shall hold a

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position to be created by increasing the number of directors by one for as long as Wisconsin is a Stockholder.

     5. The composition of the Board of Directors of each of the Company's Subsidiaries (a "Sub Board") shall be determined by a majority of the entire Board of Directors;

     6. The Board of Directors and each Sub Board shall create a Compensation Committee and an Audit Committee, a majority of the composition of each such committee shall consist of Persons other than Kuck Designated Directors;

     7. All committees of the Board of Directors or a Sub Board (other than the Compensation Committee and Audit Committee) shall be created only upon the approval of a majority of the voting power of the Board of Directors and the composition of each such committee (if any) shall consist of such persons as the Board of Directors determines;

     8. In each case, the Cornerstone Designated Directors, the Kuck Designated Directors, the Jointly Designated Directors and the Independent Directors shall be removed from the Board of Directors, a Sub Board or any committee thereof (without cause) at the written request of the Stockholder or Stockholders which have the right to designate such directors hereunder, but only upon such written request and under no other circumstances; and

     9. In the event that any representative designated hereunder for any reason ceases to serve as a member of the Board of Directors or a Sub Board or any committee thereof during such representative's term of office, the resulting vacancy on the Board of Directors or such Sub Board or committee shall be filled by a representative designated by the Stockholder or Stockholders who designated the departing director.

     10. The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board of Directors or any Sub Board and any committee thereof. In addition, the Company shall pay such additional reasonable compensation to directors who are not employees of the Company or any of its Subsidiaries as the Board of Directors so determines.

     11. The provisions of this Section 2 shall terminate (i) with respect to the holders of the Cornerstone Stockholder Shares (as defined in the Stockholders Agreement), if such holders hold less than 10% of the outstanding Stockholder

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     Shares (as defined in the Stockholders Agreement), (ii) with respect to the holders of the Kuck Stockholder Shares (as defined in the Stockholders Agreement), if such holders hold less than 10% of the outstanding Stockholder Shares, and (iii) automatically and be of no further force and effect upon the consummation of a Qualified Public Offering (as defined in the Stockholders Agreement).

          12. If any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 2, the election of a Person to such directorship shall be accomplished in accordance with the provisions of these Bylaws, the Company's Restated Articles of Incorporation, and applicable law. In the event that any provision of these Bylaws or the Company's Restated Articles of incorporation is inconsistent with any provision of this Section 2, the Stockholders (as defined in the Stockholders Agreement) shall take such action as may be necessary to amend any such provision in Bylaws or the Company's Restated Articles of Incorporation to remedy such inconsistency.

     Section 15. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

     Section 16. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

     Section 17. Notice. Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram such notice shall be deemed to be so Delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully

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called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 18.    Quorum. A majority of the number of directors fixed by
Section 2 of this Article shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 19. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 20.    Vacancies. Subject to the provisions of Section 2 of this
Article III, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at any annual meeting or at a special meeting of shareholders called for that purpose.

     Section 21. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


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                                   ARTICLE II

                                    OFFICERS

     Section 22. Number. The officers of the corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

     Section 23. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 24. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 25. Vacancies. A vacancy in an office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 26. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, boards, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases while the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall


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perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 27. Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice President in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 28. Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 29. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with provisions of Article V of these bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.


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     Section 30. Assistant Secretaries and Assistant Treasurers. The Assistant
Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

     Section 31. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                  ARTICLE III

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 32. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 33. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 34. Checks, Drafts, Etc. All checks, drafts or other orders for The payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 35. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE IV

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER



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     Section 36. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     Section 37. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the Certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                                   ARTICLE V

                                  FISCAL YEAR

     The fiscal year of the corporation shall begin on the first day of January and end on the last day of December of each year.

                                   ARTICLE VI

                                   DIVIDENDS

     The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

                                  ARTICLE VII

                                      SEAL


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     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words "Corporate Seal."


                                  ARTICLE VIII

                                WAIVER OF NOTICE
                                ----------------

     Wherever any notice is required to be given to any shareholder or director of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or under the provisions of the Delaware General Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                   ARTICLE IX

                                   AMENDMENTS
                                   ----------

     These bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.


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